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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                        2002 Annual Report on Form 10-K/A
                                 Amendment No. 1

                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-39113, 33-54357 and 333-42842 on Form S-8 and Registration Statement No. 333-64490 on Form S-3 of Briggs & Stratton Corporation of our reports dated August 1, 2002, appearing in this Annual Report on Form 10-K/A Amendment No. 1 of Briggs & Stratton Corporation for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 12, 2002